Exhibit 23.1

Consent of Independent Auditors

We consent to the inclusion of our report dated July 27, 2011 with respect to the combined financial statements of Byrne Medical, Inc. for the year ended December 31, 2010, in this Current Report on Form 8-K/A of Cantel Medical Corp. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
October 14, 2011